Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Marriott Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-31352, 333-93157, 333-78091, 333-40854, 333-51946, 333-98207 and 333-113901) on Form S-3 and (Nos. 333-75055, 333-28683, 333-75057, 333-75059 and 033-66622) on Form S-8 of Host Marriott Corporation of our report dated February 23, 2005, except as to notes 4, 10, 15, and 18, which are as of November 14, 2005, with respect to the consolidated balance sheets of Host Marriott Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule of real estate and accumulated depreciation, which report appears in the current report on Form 8-K of Host Marriott Corporation dated December 9, 2005.

KPMG LLP

McLean, Virginia

December 9, 2005